Exhibit 99.1

B2Digital Announces Major Pay-Per-View Distribution Deal for Fall MMA Event Schedule

August 13, 2020 08:30 ET | Source: B2 Digital, Inc.

Tampa, FL, Aug. 13, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce that the Company has signed a definitive pay-per-view agreement with PRESTOSPORTS, LLC (“PrestoSports”) to cover the Company’s recently released B2 Fighting Series LIVE Event Fall Season Schedule, featuring thirteen (13) top MMA events representing a mix of Fighting and Grappling showcases set to take place in ten major metropolitan markets across five US states.

PrestoSports, a premium Software-as-a-Service solutions provider catering to the sports industry, operates StretchLive, a leading pay-per-view streaming platform that boasts HD stream quality up to 1080p, multiple screen layouts (including full screen), and market penetration that included hosting more than 100,000 events in 2019.

PrestoSports caters to several NCAA Division I programs and is already the official website and streaming provider of the NAIA, NJCAA and more than 100 athletic conferences.

“PrestoSports provides a top-quality platform that will enable B2Digital to dramatically expand our reach as we gear up for our biggest season of live MMA and Grappling events in our history over coming months,” commented Greg P. Bell, Chairman & CEO of B2Digital. “We have established this Company as the premier development league for the sport of Mixed Martial Arts fighting. We have expanded our reach and foundation, including our IP and broad productive assets, during the past year. Now we are set to deliver a tremendous MMA experience to the best fans in all of sports.”

For more information about B2Digital, visit the Company’s website at https://www.b2digitalotc.com.

About PrestoSports

PrestoSports is a software-as-a-service company providing sports technology to athletic programs, colleges and conference offices. The company is also the official website and streaming provider of the NAIA, NJCAA and more than 100 athletic conferences. Backed by Battery Ventures, PrestoSports delivers solutions for building athletic brands, igniting fans, and funding sports programs. Battery Ventures formed its sports division in 2017 which included the acquisitions of PrestoSports, Stretch Internet, and Black Diamond (SIDHelp). PrestoSports is committed to delivering customers a more expansive suite of software solutions to help them nurture and grow their tight-knit communities of members, fans, athletes, and coaches.

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About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Management

info@TigerGMP.com

www.TigerGMP.com

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